Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES SECOND QUARTER 2025 FINANCIAL RESULTS
Luxembourg, July 24, 2025 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the second quarter 2025.
“We are pleased with our second quarter performance. In a close to historically low delinquency environment, we grew Service revenue, Adjusted EBITDA(1), pre- and post-tax GAAP earnings and GAAP earnings per share compared to the second quarter of last year. This is largely from our focus on growing our businesses that have tailwinds, cost discipline, lower interest expense and the reversal of certain tax reserves related to our India operations,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “To support longer term growth, we are focusing our efforts on accelerating the growth of those businesses that we believe have tailwinds in what remains a close to historically low delinquency environment. Should loan delinquencies, foreclosure starts and foreclosure sales increase, we believe we are well positioned to also benefit from stronger revenue and Adjusted EBITDA(1) growth in our largest and most profitable countercyclical businesses.”
Second Quarter 2025 Highlights(2)
Company, Corporate and Financial:
•Second quarter Service revenue of $40.8 million was $3.9 million, or 11%, higher than the same quarter of 2024
•Second quarter Income (loss) before income taxes and non-controlling interests of $0.2 million was $7.8 million higher than the same quarter of 2024
•Second quarter Net income (loss) attributable to Altisource of $16.6 million was $24.9 million higher than the same quarter of 2024
•Second quarter Diluted earnings per share of $1.48 was $3.81 higher than the same quarter of 2024
•Second quarter Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”)(1) of $5.4 million was $1.0 million, or 19%, higher than the same quarter of 2024
•Second quarter Adjusted EBITDA(1) margin of 13.2% was stronger than the 11.9% Adjusted EBITDA(1) margin in the same quarter of 2024
•During the second quarter of 2025, Management concluded that certain of its India tax positions for several years were more likely than not to be sustained based on current quarter developments. As a result, the Company recognized a $9.6 million reversal of its reserve for uncertain tax positions related to its India operations and a $9.0 million reversal of associated accrued interest
•Ended the quarter with $30.0 million of cash and cash equivalents
•On May 28, 2025, Altisource effected a consolidation of its shares (also known as a reverse stock split) at a ratio of 1-for-8 (the “Share Consolidation”). As a result of the Share Consolidation, every 8 shares of common stock outstanding immediately prior to effectiveness of the Share Consolidation were combined and converted into one share of common stock, reducing the total number of issued and outstanding shares from 88,129,766 to 11,016,220. No fractional shares were issued in connection with the Share Consolidation. Instead, shareholders received cash in lieu of fractional shares, based on the closing price of Altisource’s common stock on May 27, 2025.

Business and Industry:
•Improved Adjusted EBITDA(1) in the Servicer and Real Estate and Origination segments (together “Business Segments”) to $12.9 million, or 31.5% of Service revenue, from $11.6 million, or 31.3% of Service revenue, in the same quarter of 2024 primarily from Service revenue growth
•Generated sales wins which we estimate represent potential annualized Service revenue on a stabilized basis of $1.1 million for the Servicer and Real Estate segment and $3.3 million for the Origination segment
•Ended the quarter with a weighted average sales pipeline between $36 million and $44 million of estimated potential Service revenue on a stabilized basis based upon forecasted probability of closing (comprising of between $22 million and $28 million in the Servicer and Real Estate segment and between $13 million and $16 million in the Origination segment)
•Industrywide foreclosure initiations were 22% higher for the five months ended May 31, 2025 compared to the same period in 2024 (and 22% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide foreclosure sales were 3% higher for the five months ended May 31, 2025 compared to the same period in 2024 (and 51% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide mortgage origination volume increased by 14% for the six months ended June 30, 2025 compared to the same period in 2024, comprised of a 2% decline in purchase origination and a 58% increase in refinancing origination(4)

Second Quarter 2025 Financial Results
•Service revenue of $40.8 million
•Income from operations of $3.2 million
•Income before income taxes and non-controlling interests of $0.2 million
•Net income attributable to Altisource of $16.6 million
•Adjusted EBITDA(1) of $5.4 million
•Diluted earnings per share of $1.48
Second Quarter and Year-to-Date 2025 Results Compared to the Second Quarter and Year-to-Date 2024 (unaudited):

(in thousands, except per share data)	Second Quarter 2025	Second Quarter 2024	% Change	Year-to-Date June 30, 2025	Year-to-Date June 30, 2024	% Change
Service revenue	$40,787	$36,863	11	$81,682	$73,754	11
Revenue	43,288	39,121	11	86,727	78,590	10
Gross profit	13,027	12,717	2	26,352	25,021	5
Income from operations	3,231	2,083	55	6,476	1,535	322
Adjusted operating income(1)	5,435	4,210	29	10,634	7,168	48
Income (loss) before income taxes and non-controlling interests	187	(7,566)	102	(4,342)	(16,001)	73
Pretax income (loss) attributable to Altisource(1)	111	(7,601)	101	(4,491)	(16,077)	72
Adjusted pretax income (loss) attributable to Altisource(1)	2,787	(5,474)	151	3,119	(10,444)	130
Adjusted EBITDA(1)	5,382	4,384	23	10,644	9,016	18
Net income (loss) attributable to Altisource	16,582	(8,307)	300	11,238	(17,505)	164
Adjusted net income (loss) attributable to Altisource(1)	2,166	(5,963)	136	2,023	(11,561)	118
Diluted earnings (loss) per share	1.48	(2.33)	164	1.19	(4.94)	124
Adjusted diluted earnings (loss) per share(1)	0.19	(1.67)	111	0.22	(3.26)	107
Net cash (used in) provided by operating activities	(306)	180	(270)	(5,278)	(2,057)	(157)
Net cash (used in) provided by operating activities less additions to premises and equipment(1)	(309)	180	(272)	(5,306)	(2,057)	(158)

Margins:
Gross profit / service revenue	32%	34%		32%	34%
Adjusted EBITDA(1) / service revenue	13%	12%		13%	12%

•Second quarter 2025 income before income taxes and non-controlling interests includes $3.5 million of Debt Exchange Transaction expenses (no comparative amount for the second quarter 2024).
•Second quarter 2025 net income attributable to Altisource includes an $18.5 million income tax benefit related to the reversal of a portion of its reserves for uncertain India tax positions and related accrued interest (no comparable amount for the second quarter of 2024).
________________________
(1)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein
(2)Applies to the second quarter 2025 unless otherwise indicated
(3)Based on data from ICE’s Mortgage Monitor and First Look reports with data through May 2025
(4)Based on estimated number of loans originated as reported by the Mortgage Bankers Association’s Mortgage Finance Forecast dated July 17, 2025

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2025 and in our Form 10-Q filed with the SEC on May 1, 2025. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our debt agreements, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events, except as required by law.
Webcast
Altisource will host a webcast at 08:30 a.m. EDT today to discuss our second quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Service revenue	$40,787	$36,863	$81,682	$73,754
Reimbursable expenses	2,425	2,223	4,896	4,760
Non-controlling interests	76	35	149	76
Total revenue	43,288	39,121	86,727	78,590
Cost of revenue	30,261	26,404	60,375	53,569
Gross profit	13,027	12,717	26,352	25,021
Selling, general and administrative expenses	9,796	10,634	19,876	23,486

Income from operations	3,231	2,083	6,476	1,535
Other income (expense), net:
Interest expense	(2,615)	(9,788)	(7,553)	(19,317)
Debt exchange transaction expenses	(472)	—	(3,452)	—
Other income (expense), net	43	139	187	1,781
Total other income (expense), net	(3,044)	(9,649)	(10,818)	(17,536)

Income (loss) before income taxes and non-controlling interests	187	(7,566)	(4,342)	(16,001)
Income tax benefit (provision)	16,471	(706)	15,729	(1,428)

Net income (loss)	16,658	(8,272)	11,387	(17,429)
Net income attributable to non-controlling interests	(76)	(35)	(149)	(76)

Net income (loss) attributable to Altisource	$16,582	$(8,307)	$11,238	$(17,505)

Earnings (loss) per share:
Basic	$1.51	$(2.33)	$1.22	$(4.94)
Diluted	$1.48	$(2.33)	$1.19	$(4.94)

Weighted average shares outstanding:
Basic	10,966	3,569	9,178	3,546
Diluted	11,206	3,569	9,439	3,546

Comprehensive income (loss):
Net income (loss)	$16,658	$(8,272)	$11,387	$(17,429)
Comprehensive income attributable to non-controlling interests	(76)	(35)	(149)	(76)

Comprehensive income (loss) attributable to Altisource	$16,582	$(8,307)	$11,238	$(17,505)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share data)
(unaudited)

	June 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$29,985	$29,811
Accounts receivable, net of allowance for credit losses of $2,575 and $3,124, respectively	18,442	15,050
Prepaid expenses and other current assets	5,503	6,240
Total current assets	53,930	51,101

Premises and equipment, net	366	701
Right-of-use assets under operating leases	1,612	2,243
Goodwill	55,960	55,960
Intangible assets, net	18,928	21,468
Deferred tax assets, net	5,632	5,629
Other assets	6,513	6,504

Total assets	$142,941	$143,606

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$31,991	$33,512
Current portion of long-term debt	1,225	230,544
Deferred revenue	3,401	3,979
Other current liabilities	3,507	3,238
Total current liabilities	40,124	271,273

Long-term debt	192,641	—
Deferred tax liabilities, net	9,098	9,028
Other non-current liabilities	3,008	20,016

Commitments, contingencies and regulatory matters

Deficit:
Common stock ($0.01 par value; 250,000 shares authorized, 11,016 issued and 10,983 outstanding as of June 30, 2025; 3,745 issued and 3,403 outstanding as of December 31, 2024)	110	37
Additional paid-in capital	255,228	211,523
Accumulated deficit	(352,608)	(259,977)
Treasury stock, at cost (33 shares as of June 30, 2025 and 342 shares as of December 31, 2024)	(5,419)	(108,959)
Altisource deficit	(102,689)	(157,376)

Non-controlling interests	759	665
Total deficit	(101,930)	(156,711)

Total liabilities and deficit	$142,941	$143,606

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended June 30,
	2025	2024

Cash flows from operating activities:
Net income (loss)	$11,387	$(17,429)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	363	572
Amortization of right-of-use assets under operating leases	546	811
Amortization of intangible assets	2,540	2,540
Paid-in-kind accrual	—	4,269
Share-based compensation expense	1,758	3,057
Bad debt expense	(38)	550
Amortization of debt premium	(1,677)	—
Amortization of debt discount	718	1,901
Amortization of debt issuance costs	448	1,224
Deferred income taxes	70	18
Loss on disposal of fixed assets	—	13
Changes in operating assets and liabilities:
Accounts receivable	(3,354)	(2,058)
Prepaid expenses and other current assets	737	3,027
Other assets	(23)	61
Accounts payable and accrued expenses	(1,521)	(44)
Current and non-current operating lease liabilities	(563)	(838)
Other current and non-current liabilities	(16,669)	269
Net cash used in operating activities	(5,278)	(2,057)

Cash flows from investing activities:
Additions to premises and equipment	(28)	—
Net cash used in investing activities	(28)	—

Cash flows from financing activities:
Proceeds from the Super Senior Facility	11,250	—
Debt issuance costs	(1,741)	—
Repayments of long-term debt	(306)	—
Equity issuance costs	(3,350)	—
Purchase of fractional shares	(1)	—
Exercise of Warrants, net of costs	—	(90)
Distributions to non-controlling interests	(55)	(51)
Payments of tax withholding on issuance of restricted share units and restricted shares	(328)	(632)
Net cash provided by (used in) financing activities	5,469	(773)

Net increase (decrease) in cash, cash equivalents and restricted cash	163	(2,830)
Cash, cash equivalents and restricted cash at the beginning of the period	32,700	35,416

Cash, cash equivalents and restricted cash at the end of the period	$32,863	$32,586

Supplemental cash flow information:
Interest paid	$7,910	$11,870
Income taxes (refunded) paid, net	(682)	1,121
Acquisition of right-of-use assets with operating lease liabilities	77	65
Reduction of right-of-use assets from operating lease modifications or reassessments	(162)	(21)

Non-cash investing and financing activities:
Equity issued in exchange for debt reduction	45,370	—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating income, pretax income (loss) attributable to Altisource, adjusted pretax income (loss) attributable to Altisource, adjusted net income (loss) attributable to Altisource, adjusted diluted earnings (loss) per share, net cash (used in) provided by operating activities less additions to premises and equipment, Adjusted EBITDA, Business Segments Adjusted EBITDA and net debt, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income from operations, income (loss) before income taxes and non-controlling interests, net income (loss) attributable to Altisource, diluted earnings (loss) per share, net cash (used in) provided by operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses adjusted net income (loss) attributable to Altisource to measure the on-going after tax performance of the Company because the measure adjusts for the after tax impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share-based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. We believe adjusted net income (loss) attributable to Altisource is useful to existing shareholders, potential shareholders and other users of our financial information because it provides an after-tax measure of Altisource’s on-going performance that enables these users to perform trend analysis using comparable data. Management uses adjusted diluted earnings (loss) per share to further evaluate adjusted net income (loss) attributable to Altisource while taking into account changes in the number of diluted shares over the comparable periods. We believe adjusted diluted earnings (loss) per share is useful to existing shareholders, potential shareholders and other users of our financial information because it also enables these users to evaluate adjusted net income (loss) attributable to Altisource on a per share basis. Management uses Adjusted EBITDA to measure the Company’s overall performance and Business Segments Adjusted EBITDA to measure the segments overall performance (with the adjustments discussed earlier with regard to adjusted net income (loss) attributable to Altisource) without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA and Business Segments Adjusted EBITDA are useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful. Management uses net debt in evaluating the amount of debt the Company has that is in excess of cash and cash equivalents. We believe net debt is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons management finds the measure useful.
Altisource operates in several countries, including Luxembourg, India, the United States and Uruguay. The Company has differing effective tax rates in each country and these rates may change from year to year. In determining the tax effects related to the adjustments in calculating adjusted net income (loss) attributable to Altisource and adjusted diluted earnings (loss) per share, we use the tax rate in the country in which the adjustment applies or, if the adjustment is recognized in more than one country, we separate the adjustment by country, apply the relevant tax rate for each country to the applicable adjustment, and then sum the result to arrive at the total adjustment, net of tax. In 2019, the Company recognized a full valuation allowance on its net deferred tax assets in Luxembourg. Accordingly, for 2025 and 2024, the Company has an effective tax rate of close to 0% in Luxembourg.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating income is calculated by removing intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other from income from operations. Pretax income (loss) attributable to Altisource is calculated by removing non-controlling interests from income (loss) before income taxes and non-controlling interests. Adjusted pretax income (loss) attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other and debt exchange transaction expenses from income (loss) before income taxes and non-controlling interests. Adjusted net income (loss) attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt exchange transaction expenses (net of tax) and certain income tax related items from net income (loss) attributable to Altisource. Adjusted diluted earnings (loss) per share is calculated by dividing net income (loss) attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt exchange transaction expenses (net of tax) and certain income tax related items by the weighted average number of diluted shares. Net cash used in operating activities less additions to premises and equipment is calculated by removing additions to premises and equipment from net cash (used in) provided by operating activities. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other and debt exchange transaction expenses from net income (loss) attributable to Altisource. Business Segments Adjusted EBITDA is calculated by removing non-controlling interests, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other from income before income taxes and non-controlling interests. Net debt is calculated as long-term debt, including current portion, minus cash and cash equivalents.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Income from operations	$3,231	$2,083	$6,476	$1,535

Intangible asset amortization expense	1,270	1,270	2,540	2,540
Share-based compensation expense	664	844	1,758	3,057
Cost of cost savings initiatives and other	270	13	(140)	36

Adjusted operating income	$5,435	$4,210	$10,634	$7,168

Income (loss) before income taxes and non-controlling interests	$187	$(7,566)	$(4,342)	$(16,001)

Non-controlling interests	(76)	(35)	(149)	(76)
Pretax income (loss) attributable to Altisource	111	(7,601)	(4,491)	(16,077)
Intangible asset amortization expense	1,270	1,270	2,540	2,540
Share-based compensation expense	664	844	1,758	3,057
Cost of cost savings initiatives and other	270	13	(140)	36
Debt exchange transaction expenses	472	—	3,452	—

Adjusted pretax income (loss) attributable to Altisource	$2,787	$(5,474)	$3,119	$(10,444)

Net income (loss) attributable to Altisource	$16,582	$(8,307)	$11,238	$(17,505)

Income tax (benefit) provision	(16,471)	706	(15,729)	1,428
Interest expense (net of interest income)	2,417	9,582	7,162	18,888
Depreciation and amortization	178	276	363	572
Intangible asset amortization expense	1,270	1,270	2,540	2,540
Share-based compensation expense	664	844	1,758	3,057
Cost of cost savings initiatives and other	270	13	(140)	36
Debt exchange transaction expenses	472	—	3,452	—

Adjusted EBITDA	$5,382	$4,384	$10,644	$9,016

Business Segments:
Income before income taxes and non-controlling interests	$11,824	$9,907	$22,680	$19,054

Non-controlling interests	(76)	(35)	(149)	(76)
Depreciation and amortization	76	88	154	185
Intangible asset amortization expense	1,270	1,270	2,540	2,540
Share-based compensation expense	(364)	314	(85)	710
Cost of cost savings initiatives and other	102	9	131	28
Interest expense (net of interest income)	19	1	46	1

Business Segments Adjusted EBITDA	$12,851	$11,554	$25,317	$22,442

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Corporate and Others:
Loss before income taxes and non-controlling interests	$(11,637)	$(17,473)	$(27,022)	$(35,055)

Depreciation and amortization	102	188	209	387
Share-based compensation expense	1,028	530	1,843	2,347
Cost of cost savings initiatives and other	168	4	(271)	8
Debt exchange transaction expenses	472	—	3,452	—
Interest expense (net of interest income)	2,398	9,581	7,116	18,887

Corporate and Others Adjusted EBITDA	$(7,469)	$(7,170)	$(14,673)	$(13,426)

Net income (loss) attributable to Altisource	$16,582	$(8,307)	$11,238	$(17,505)

Intangible asset amortization expense, net of tax	1,270	1,270	2,540	2,540
Share-based compensation expense, net of tax	701	710	1,655	2,672
Cost of cost savings initiatives and other, net of tax	297	10	(99)	27
Debt exchange transaction expenses, net of tax	472	—	3,452	—
Certain income tax related items	(17,156)	354	(16,763)	705

Adjusted net income (loss) attributable to Altisource	$2,166	$(5,963)	$2,023	$(11,561)

Diluted earnings (loss) per share	$1.48	$(2.33)	$1.19	$(4.94)

Intangible asset amortization expense, net of tax, per diluted share	0.11	0.36	0.27	0.72
Share-based compensation expense, net of tax, per diluted share	0.06	0.20	0.18	0.75
Cost of cost savings initiatives and other, net of tax, per diluted share	0.03	0.00	(0.01)	0.01
Debt exchange transaction expenses, per diluted share	0.04	—	0.37	—
Certain income tax related items, per diluted share	(1.53)	0.10	(1.78)	0.20

Adjusted diluted earnings (loss) per share	$0.19	$(1.67)	$0.22	$(3.26)

Calculation of the per share impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$1,270	$1,270	$2,540	$2,540
Tax benefit from intangible asset amortization	—	—	—	—
Intangible asset amortization expense, net of tax	1,270	1,270	2,540	2,540
Diluted share count	11,206	3,569	9,439	3,546

Intangible asset amortization expense, net of tax, per diluted share	$0.11	$0.36	$0.27	$0.72

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Calculation of the per share impact of share-based compensation expense, net of tax
Share-based compensation expense	$664	$844	$1,758	$3,057
Tax provision (benefit) from share-based compensation expense	38	(134)	(103)	(385)
Share-based compensation expense, net of tax	701	710	1,655	2,672
Diluted share count	11,206	3,569	9,439	3,546

Share-based compensation expense, net of tax, per diluted share	$0.06	$0.20	$0.18	$0.75

Calculation of the per share impact of debt exchange transaction expenses, net of tax
Debt exchange transaction expenses	$472	$—	$3,452	$—
Tax benefit from debt exchange transaction expenses	—	—	—	—
Debt exchange transaction expenses, net of tax	472	—	3,452	—
Diluted share count	11,206	3,569	9,439	3,546

Debt exchange transaction expenses, net of tax, per diluted share	$0.04	$—	$0.37	$—

Calculation of the per share impact of cost of cost savings initiatives and other, net of tax
Cost of cost savings initiatives and other	$270	$13	$(140)	$36
Tax provision (benefit) from cost of cost savings initiatives and other	27	(3)	41	(9)
Cost of cost savings initiatives and other, net of tax	297	10	(99)	27
Diluted share count	11,206	3,569	9,439	3,546

Cost of cost savings initiatives and other, net of tax, per diluted share	$0.03	$0.00	$(0.01)	$0.01

Calculation of the per share impact of certain income tax related items resulting from:
Foreign income tax reserves / other	$(17,156)	$354	$(16,763)	$705
Certain income tax related items	(17,156)	354	(16,763)	705
Diluted share count	11,206	3,569	9,439	3,546

Certain income tax related items, per diluted share	$(1.53)	$0.10	$(1.78)	$0.20

Net cash (used in) provided by operating activities	$(306)	$180	$(5,278)	$(2,057)
Less: additions to premises and equipment	(3)	—	(28)	—

Net cash (used in) provided by operating activities less additions to premises and equipment	$(309)	$180	$(5,306)	$(2,057)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

June 30, 2025

Senior secured term loans	$159,725
Super senior term loan	12,469
Less: Cash and cash equivalents	(29,985)

Net debt	$142,209
Note: Amounts may not add to the total due to rounding.